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                          DORSEY & WHITNEY LLP
 MINNEAPOLIS             PILLSBURY CENTER SOUTH                     BILLINGS
  NEW YORK               220 SOUTH SIXTH STREET                   GREAT FALLS
  SEATTLE           MINNEAPOLIS, MINNESOTA 55402-1498              MISSOULA
  DENVER                TELEPHONE: (612) 340-2600                  BRUSSELS
WASHINGTON D.C.            FAX: (612) 340-2868                        FARGO
 DES MOINES                                                        HONG KONG
 ANCHORAGE                                                         ROCHESTER
  LONDON                                                         SALT LAKE CITY
 COSTA MESA                                                        VANCOUVER


Advantus Real Estate Securities Fund, Inc.
400 Robert Street North
St. Paul, Minnesota  55101

Ladies and Gentlemen:

         We have acted as counsel to Advantus Real Estate Securities Fund, Inc., a Minnesota corporation (the "Fund"), in connection with a Registration Statement on Form N-1A (File Nos. 333-68669) (the "Registration Statement") relating to the sale by the Fund of an indefinite number of shares of the Fund's Class A Common Shares with a par value of $.01 per share (the "Shares").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering out opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Fund, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Fund and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

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                               DORSEY & WHITNEY LLP

Advantus Real Estate Securities Fund, Inc.
November 10, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Service Providers" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information, each constituting part of the Registration Statement.

Dated: November 10, 1999

                                          Very truly yours,

                                          /s/  Dorsey & Whitney LLP


MJR